SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported) : November 5, 2003

                         Commission File No. 2-95836-NY



                           GOLDTECH MINING CORPORATION
                ------------------------------------------------
                          (Formerly Egan Systems, Inc.)
             (Exact name of registrant as specified in its charter)


       Nevada                                              13-13250816
------------------------------                  -------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)


                  4904 Waters Edge Dr., #160, Raleigh, NC 27606
                -------------------------------------------------
                    (Address of principal executive offices)


                                  919-851-2832
                            -------------------------
                            (Issuer telephone number)

Item 1.     Changes in Control of Registrant

      As a result of the acquisition of assets of Goldtech Mining Corporation, control of the Registrant has shifted to Goldtech Mining Corporation. Upon completion of the acquisition, Goldtech Mining Corporation will own 11,110,000 shares of the Company's common stock, or 87.65%.

Item 2.     Acquisition or Disposition of Assets

       The Company has historically been engaged in the business of developing, selling and supporting computer software products, particularly products related to the COBOL computer language. The Company's main business has been and continues to be the creation and sale of COBOL language dialects that permit programs written in heretofore proprietary versions of COBOL to move (migrate) to inexpensive high performance systems available from a variety of suppliers without the need to rewrite the programs.

      Much of the Company's existing business is with firms who at one time or another enjoyed a relationship with Data General Corp. (D.G.) And employed one or more versions of D.G.'s COBOL products. In providing an alternative to D.G.'s proprietary products the Company was able to gain customers that had been D.G.'s but also, by the quality of Egan's product offerings, to make D.G. both a distributor of one of the Company's products, Interactive COBOL, and in December of 1996 to become an Accredited Service Provider to D.G. for the Company's VX COBOL product. The Company will continue the business of developing, selling and supporting computer software products, even after the aquisition of the mining properties.

      In September 2003, the Company acquired from Goldtech Mining Corporation, the Tofino properties in British Columbia Canada a property consisting of 35 mineral chains covering a 2,000 area tract for 11,000,000 shares of our common stock. The Company is now acquiring two additional properties, the METS Gold Properties and the Silver Cup Properties for 11,000,000 post reverse split common shares.

The Mets Properties

      This area of mining leases is in the center of the new high profile Canadian gold camp. The METS gold property is situated in the Toodoggone mining district in north-central British Columbia 1000 Kilometres north-northwest of Vancouver and 300 kilometres north of Smithers. The property covers an area with a mean elevation of 1870 metres above sea level on the northern slopes of Metsantan Mountain; the centre of the property is at latitude 57(0)26'20" North and longitude 127(0)20'02" West in NTS map-area 94E/6E.

The METS property is 15 kilometres north-northwest of the past producing Lawyers gold-silver mine (the property is being reactivated this summer season) and 60 kilometres northwest of the currently producing Kemess copper-gold mine (the largest and most successful gold mine currently in the Toodoggone area). Road access extends to within 15 kilometres of the property and an airstrip 32 kilometres to the southeast is used for air transport of personnel and supplies into the area.

Mineral Property

The current METS property consists of one Mining Lease (ML 314708) oriented in a north-south direction (2 x 1 kilometre) and covering an area of 200 hectares (approximately 450 acres) located on the boundary between the Omineca and Liard Mining Divisions. The mining lease, which is good for 30 years, was initially granted in 1993. Exploratory work or cash payments in lieu of exploratory work are required to maintain the lease in good standing. The current expiry date is April 30, 2004.

Previous Work

Base metals mineralization was discovered at several locations in the southern part of the district in the early 1930s but the area remained virtually dormant until the 1960s. A number of large mining companies conducted regional exploration programmes in the search for porphyry copper mineralization. This work led to the recognition of significant gold-silver mineralization at what were to become the Baker mine (Chappelle) and Lawyers (Cheni mine) vein deposits south of the Finlay River including the currently producing South Kemess mine. Continued exploration in the 1980s and 1990s resulted in the discovery of a number of additional gold-silver deposits and occurrences (including the METS deposit) throughout the Toodoggone area. Production from the Toodoggone district began with the Baker mine operation in 1981 and continues with the current South Kemess mine of Northgate Exploration Ltd. District production through 2002 amounts to more than 1.4 million ounces gold which has been derived from three past producers and one current producer. As indicated on the following table, more than two-thirds of this production has been from the South Kemess mine. Exploratory work on the METS property between the mid 1980s and 1992 consisted of various geological and geochemical surveys, excavator trenching, 8784 metres of diamond drilling in 72 holes and 350 metres of underground drifting. Direct cost of this work, in present day dollars, is estimated to be $1.1 million.


Resource Estimates

"Measured geological reserves" were reported in the Ministry of Mines records in 1987 as being a total of approximately 500,000 tonnes at 11.31 grams of gold per tonne. Present day reporting of these estimates would refer to them as a "property resource" at a total of 500,000 tonnes grading 11.31 grams of gold per tonne.

Valuation

The value of these properties is generally based on the historical expenditures that have taken place on the properties plus the proposed current working budget.

             Historical Expenditure             $3,000,000
             Proposed 2003-2004 Budget          $1,000,000


Silver Cup Properties:

The Silver Cup Properties are located in the Lardeau District of the Revelstoke Mining Division, British Columbia, Canada. The site is approximately 35 miles directly south of the city of Revelstoke, British Columbia.

The properties are currently registered in the name of Morgan Stewart. However Morgan Stewart sold these properties to Goldtech in April 2003.

The properties consist of 85 mineral claims for a total of approximately 4200 acres. These claims are accessible by roads, some of which will require limited work to upgrade. The claims are located along the Silver Cup Ridge in the Columbia Mountains at elevations between 3,500 to 7,000 feet. This portion of the Lardeau District is a historic gold/silver camp with first discoveries taking place in the early 1900's and continuing into the 1990's.

A geological overview and reevaluation report prepared by R.E. Chisholm, P. Geo. Includes the following comments: "taken together, these factors indicate that these properties have considerable exploration potential for the discovery of a high grade gold/silver deposit." Mr. Chisholm further recommends a drilling program consisting of 12 to 15 holes. This drilling program will cost approximately $1,000,000 and take approximately three to four months.

Item 5.  Other Events

At a special meeting of shareholders held on November 5, 2003, the shareholders approved the following:


1.   To change the Company's state of incorporation from Delaware to Nevada.

2.   To change the name of the Company to Goldtech Mining Corporation

3. To increase the number of authorized shares from 30,000,000 common shares to 95,000,000 common shares and 5,000,000 preferred shares and to change the par value per share fro $.05 to $.001.

4.   To review split the common shares on a one (1) for one-hundred (100) basis.

5.   To approve the acquisition of certain assets of Goldtech Mining Corporation
     (WA) for 11,000,000 post reverse split common shares.

Effective on or about November 18, 2003, the Company's stock will trade under the new symbol "GMNC".



                                   Signatures

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.


                                      GOLDTECH MINING CORPORATION

November 17, 2003                     /s/ Ralph Jordan
                                     --------------------------------------
                                      Ralph Jordan, Chief Executive Officer